                                                                   Exhibit 10.18

                                   APPENDIX OF
                     DEFINED TERMS AND RULES OF CONSTRUCTION

NOTE: CERTAIN MATERIAL HAS BEEN OMMITTED FROM THIS AGREEMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE LOCATIONS OF THESE OMISSIONS ARE INDICATED THROUGHOUT THE AGREEMENT BY THE FOLLOWING MARKINGS:
[***].

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. Capitalized terms used in the Program Contracts shall have the meanings set forth below, provided, however, that with respect to any capitalized term specifically defined in any Program Contract, such term shall have the meaning set forth in such Program Contract.

          "2005 DELINQUENT ERO CHARGES COLLECTED" shall mean the aggregate amount of Delinquent ERO Charges collected by HSBC TFS for any Block Company (excluding Block Digital), whether collected via the collection activity of HSBC TFS through the Delinquent ERO Charges Collection System or collected by means of receipt of Delinquent ERO Charges from the IRS during the 2005 Tax Year; provided, however, that such amount shall not include any amounts collected during such Tax Year from the IRS on account of Delinquent ERO Charges related to a Settlement Product originated during the 2005 Tax Period.

          "2006 COMPETITOR VOLUME BASELINE" shall mean [***].

          "AAA" shall mean the American Arbitration Association.

          "ACH" shall mean the ACH Network operated by the National Automated Clearing House Association commonly used for electronic payment transactions.

          [***]

          "AFFILIATE" of any Person shall mean any other Person that, at the time of determination, through one or more intermediaries, is Controlling, is Controlled by, or is under common Control with, such Person.

          "AGENTS" shall mean the Block Agents, the Franchisee Agents and Block Digital, and their permitted respective successors and assigns.

          "ANSWERING SYSTEM" shall have the meaning set forth in Section 13.4(d) of the Retail Distribution Agreement.

          "APPLICABLE FEDERAL RATE" shall have the meaning set forth in Section 1274 of the Internal Revenue Code.

          "APPLICABLE FEDERAL REGULATOR" shall mean the OCC, the OTS or other federal financial institution regulatory agency that supervises and regulates the Originator. As of the date of the Program Contracts, the Applicable Federal Regulator for HSBC Bank was the OCC.

          "APPLICABLE PERCENTAGE" shall mean, for each Closing Date, the percentage set forth in Section 4.1(b) of the Participation Agreement.

          "APPLICANT" shall mean a Person who has submitted an Application to the Originator during the current Tax Period.

          "APPLICANT INFORMATION FILE" shall mean the electronic file transmitted to the Originator by an ERO containing information pertaining to an Applicant including, but not limited to (i) Applicant identification information from the Applicant's Application including, but not limited to, the Applicant's name, address and telephone number, (ii) the amount of the ERO Charges, (iii) the amount of the Refund Due, and (iv) certain other qualifying Application information as reasonably requested by the Originator subject to the ability of the ERO to collect and provide such information, each used by the Originator solely for those purposes set forth pursuant to the terms and conditions of the Program Contracts.

          "APPLICATION" shall mean an application for a Settlement Product.

          "APPROVAL RATE" shall mean the percentage of applications for a refund anticipation loan, or any other loan product secured by a security interest in a deposit account into which the borrower's tax refund is deposited, that are approved by a federally chartered or state chartered bank or other financial institution offering such loans.

          "AUTHORIZED DEDUCTION" shall mean those items set forth in each Application, or other authorization, that a Settlement Products Client authorizes the Originator, or a servicer on behalf of the Originator, to deduct from its Deposit Account.

          "BENEFICIAL FRANCHISE" shall mean Beneficial Franchise Company Inc., a Delaware corporation, and its successors and assigns.

          "BEST IN MARKET PRICE" shall mean [***].

          "BFC" shall mean Block Financial Corporation, a Delaware corporation, and its successors and assigns.

          "BLOCK AGENTS" shall mean Block Enterprises, Block Eastern Enterprises and Block Associates, and their permitted respective successors and assigns.

          "BLOCK ASSOCIATES" shall mean H&R Block and Associates, L.P., a Delaware limited partnership, and its successors and assigns.

          "BLOCK BUSINESS DAY" shall mean any day during a Tax Period (including Saturday, Sundays, holidays and days on which banking institutions are authorized or obligated by law or executive order to be closed) on which any Block Company (or, if jointly designated by any Block Company and HSBC Bank, an Affiliate of any Block Company) or Franchisee files Returns (or is open and available to file Returns).

          "BLOCK COMPANIES" shall mean, collectively, Block Tax Services, Block Services, Block Eastern Enterprises, Block Enterprises, Block Associates, Block Digital, BFC and Royalty.

          "BLOCK COMPANY OFFICE" shall mean any physical retail office open to the public for the preparation of Returns operated by any Block Company or, if jointly designated by any Block Company and HSBC Bank, operated by any Affiliate of a Block Company.

          "BLOCK DIGITAL" shall mean H&R Block Digital Tax Solutions, LLC, a Delaware limited liability company, and its successors and assigns.

          "BLOCK DIGITAL CHANNEL" shall mean (i) the worldwide web internet site owned and operated by any Block Company, or any of their respective Affiliates, on which Clients or tax return preparers use software owned by any Block Company, or any of their respective Affiliates, to prepare Returns, (ii) any Return preparation software owned by any Block Company, or any of their respective Affiliates, used to prepare Returns, or (iii) any other electronic method of Return preparation (other than the TPS Software used at the Block Offices) owned by any Block Company, or any of their respective Affiliates, used by Clients or tax return preparers to prepare Returns.

          "BLOCK E-FILE PROCESSING SYSTEM" shall mean the electronic system maintained by any Block Company (including, but not limited to, the related hardware, software, servers, connectivity lines, maintenance staff, and technical support staff) capable of (i) receiving information pertaining to Returns and Applicant Information Files from the Block Offices, (ii) electronically filing Returns with the IRS and state revenue departments, (iii) transmitting Applicant Information Files and the Debt Indicator to the HSBC Companies, (iv) receiving information pertaining to Returns (including the Debt Indicator) from the IRS and state revenue departments, (v) receiving information regarding Application approvals and Disbursement authorizations from the HSBC Companies, (vi) transmitting information pertaining to Returns, Application approvals and Disbursement authorizations to the Block Offices, and (vii) transmitting to, and receiving from, the Block Offices, the HSBC Companies, the IRS or any state revenue department any other information pertaining to Returns or the Settlement Products Program.

          "BLOCK EASTERN ENTERPRISES" shall mean H&R Block Eastern Enterprises, Inc., a Missouri corporation, and its successors and assigns.

          "BLOCK ENTERPRISE ENTITIES" shall mean Block Enterprises and Block Eastern Enterprises.

          "BLOCK ENTERPRISES" shall mean H&R Block Enterprises, Inc., a Missouri corporation, and its successors and assigns.

          "BLOCK EVENT OF DEFAULT" shall have the meaning set forth in Section
19.1 of the Retail Distribution Agreement.

          "BLOCK FRANCHISEE OFFICE" shall mean any physical retail office open to the public for the preparation of Returns operated by any Franchisee.

          "BLOCK FRANCHISEE POLICIES AND PROCEDURES" shall mean those policies and procedures established by any Franchisor governing the operations of each Block Franchisee Office, as amended from time to time.

          "BLOCK INDEMNIFIED PARTIES" and "BLOCK INDEMNIFIED PARTY" shall have the meanings set forth in Section 4.1 of the Indemnification Agreement.

          "BLOCK INDEMNIFYING PARTIES" shall mean Block Tax Services, Block Services, Block Associates, Block Eastern Enterprises, Block Enterprises, BFC, and Royalty.

          "BLOCK LICENSED MARKS" shall mean, collectively, any and all trade name, trademark, service mark, trade dress, logo type, commercial symbol, or other identifier owned or controlled by any Block Company, or any of their respective Affiliates, including, but not limited to, the mark "H&R Block", that any of the Block Companies, or their respective Affiliates, may use from time to time in connection with the Settlement Products Program.

          "BLOCK OFFICES" shall mean Block Company Offices and Block Franchisee Offices.

          "BLOCK PROGRAM INFORMATION" shall have the meaning set forth in
Section 5.5 of the Retail Distribution Agreement.

          "BLOCK SERVICES" shall mean H&R Block Services, Inc., a Missouri corporation, and its successors and assigns.

          "BLOCK TAX SERVICES" shall mean H&R Block Tax Services, Inc., a Missouri corporation, and its successors and assigns.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

          "BUSINESS" means the business of operating the Settlement Products Program.

          "CLAIM" means any and all claims, causes of action, lawsuits, disputes, controversies, administrative proceedings, investigations, inquiries, audits, enforcement actions, demands, assessments, deficiencies, adjustments, judgments, settlements, dispositions, payments, penalties, fines, interest, and costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees, expenses and disbursements) made, sought, initiated, filed or levied by or on behalf of any Person including without limitation any party to the Program Contracts or any third party.

          "CLASSIC ERAL" shall mean either (a) an eRAL for which a credit decision is made after a Block Company has received both (i) the IRS Return Notification and (ii) the Debt

Indicator, or (b) an eRAL designated as such by mutual written agreement of the HSBC Companies and the Block Companies.

          "CLASSIC RAL" shall mean either (a) a RAL for which a credit decision is made after a Block Company has received both (i) the IRS Return Notification and (ii) the Debt Indicator, or (b) a RAL designated as such by mutual written agreement of the HSBC Companies and the Block Companies.

          "CLIENT" shall mean a customer of any Block Office or of the Block Digital Channel, as applicable, that is rendered tax preparation, transmission, filing or other similar services at such office or channel.

          "CLOSING DATE" shall mean with respect to a Participation Interest, the date on which such Participation Interest is sold to BFC, or its successors and assigns, pursuant to the terms and conditions of the Participation Agreement.

          "CONFIDENTIAL INFORMATION" shall mean any information or data related to the Settlement Products Program used by or belonging or relating to a party hereto or any subsidiary, parent or Affiliate of such party, or any party to whom any such party owes a duty of confidentiality including consumer reports, information derived from consumer reports, and a compilation of such records, but not including any such records that do not personally identify an individual, any and all trade secrets, proprietary data and information relating to such party or any party to whom such party owes a duty of confidentiality, or relating to the past, present or future business and Settlement Products of such party or any party to whom such party owes a duty of confidentiality, including price lists, client lists, processes, procedures or standards, know-how, manuals, hardware, software, source code, business strategies, records, marketing plans, drawings, technical information, specifications, designs, patent information, financial information, whether or not reduced to writing.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that no HSBC Company shall be deemed to Control any Block Company or any Franchisee, and no Block Company shall be deemed to Control any HSBC Company or any Franchisee. The terms "Controlled by," "under common Control with" and "Controlling" shall have correlative meanings.

          [***]

          [***]

          "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired under any written agreement granting any right to use any Copyright or Copyright registration with respect to the Settlement Products Program.

          "COPYRIGHTS" shall mean all of the following now owned or hereafter adopted or acquired: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright

Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof, all of which relate to the Settlement Products Program.

          "DAMAGES" shall mean any and all actual losses, assessments, compensatory damages, indemnities, liabilities, obligations, deficiencies, adjustments, judgments, settlements, dispositions, awards, deficiencies, offsets, penalties, fines and interest, but excluding in all instances lost profits, incidental, consequential, exemplary, special and punitive damages.

          "DEBT INDICATOR" shall mean the electronic notice provided to an ERO by the IRS with respect to a Return filed with the IRS by the ERO that states whether the taxpayer of such Return has any outstanding debt to be deducted by the IRS from such taxpayer's Refund Due. The values and interpretations of the Debt Indicator are currently defined in IRS Publication 1346, "Electronic Return File Specifications and Record Layouts for Individual Income Tax Returns", as the same may be amended, supplemented, or replaced from time to time.

          "DEFAULTED HSBC RAL" shall mean each Participated HSBC RAL which, in accordance with the RAL Guidelines and HSBC TFS's customary and usual servicing procedures for RALs, the Originator has charged off as uncollectible; provided, however, that no HSBC RAL originated during any Tax Period shall be classified as a Defaulted HSBC RAL prior to the close of business on December 31 immediately following such Tax Period.

          "DEFAULT RATE" shall be LIBOR plus five hundred basis points (500 bps) per annum.

          "DEFENDING PARTY" shall have the meaning set forth in Section 6.3(e) of the Indemnification Agreement.

          "DEFENSE COUNSEL" shall have the meaning set forth in Section 6.3(d) of the Indemnification Agreement.

          "DELINQUENT CHARGES COLLECTED TARGET" shall mean [***].

          "DELINQUENT ERO CHARGES COLLECTION SYSTEM" shall mean the electronic system used by HSBC TFS to collect Delinquent ERO Charges from Settlement Products Clients.

          "DELINQUENT ERO CHARGES" shall mean all unpaid charges payable by a Client to an ERO that have been outstanding for twenty-four (24) or more days including, but not limited to (i) Tax Preparation Fees, (ii) Peace of Mind(R) fees, (iii) XIRA(R) fees, (iv) Other ERO Charges and (v) other unpaid amounts chargeable to a Client by its ERO (including charges with respect to duplicate Disbursement Checks) with respect to a Settlement Product as to which such Client has submitted an Application.

          "DELINQUENT RAL" shall mean an HSBC RAL for which (i) the Originator has demanded repayment and such repayment has not been made by the applicable Settlement Products Client within thirty-five (35) days of the date of such repayment demand (which period may be changed from time to time by HSBC Bank), or (ii) the Refund Paid is less than all amounts due to the applicable ERO, the Originator and each Participant, if any, with respect to such HSBC RAL.

          "DENIED CLASSIC ERAL" shall mean an Application for a Classic eRAL for which HSBC Bank has chosen not to make a loan to a Settlement Products Client in advance of receiving that client's tax refund from the IRS, which is processed and settled in the same manner as an eRAC.

          "DENIED CLASSIC RAL" shall mean an Application for a Classic RAL for which HSBC Bank has chosen not to make a loan to a Settlement Products Client in advance of receiving that client's tax refund from the IRS, which is processed and settled in the same manner as a RAC.

          "DENIED IRAL" shall mean an Application for an IRAL for which HSBC Bank has chosen not to make a loan to a Settlement Products Client in advance of receiving (i) the IRS Return Notification and (ii) the Debt Indicator.

          "DEPOSIT ACCOUNT" shall mean a deposit account or subaccount established by HSBC Bank for each Settlement Products Client in accordance with
Section 3.2 of the Servicing Agreement.

          "DIGITAL DISTRIBUTION AGREEMENT" shall mean the HSBC Digital Settlement Products Distribution Agreement dated September 23, 2005, among HSBC Bank and HSBC TFS and Block Digital and Block Services, and all amendments and restatements thereof and supplements thereto.

          "DIGITAL SETTLEMENT PRODUCTS" shall mean, collectively, eRALs and eRACs and any other financial product or service offered by the Originator to Clients through the Block Digital Channel.

          "DIGITAL SETTLEMENT PRODUCTS PROCEDURES" shall mean the policies and procedures for Digital Settlement Products set forth in the Digital Settlement Products Procedures Schedules, as in effect from time to time.

          "DIGITAL SETTLEMENT PRODUCTS PROCEDURES SCHEDULES" shall mean each of the Digital Settlement Products Procedures Schedules identified in Section 2.3(a) of the Digital Distribution Agreement, as amended from time to time.

          "DIRECT CLAIM" shall mean a Claim asserted by an Indemnified Party against an Indemnifying Party related to any Program Contract that is not based upon a third party Claim.

          "DIRECT DEPOSIT" shall mean the deposit of funds into a Deposit Account via ACH credit, wire transfer or any other method of electronic transmission of funds.

          "DISBURSEMENT CHECK" shall mean, with respect to a Settlement Product, a cashier's check drawn on the Originator and payable to or at the direction of a Settlement Products Client in the amount authorized by the Originator (which shall not include Delinquent

ERO Charges, ERO Charges, RAL Principal Amounts, First Priority Prior Indebtedness, Second Priority Prior Indebtedness, Other Required Deductions or Authorized Deductions).

          "DISBURSEMENTS" shall mean, collectively, Disbursement Checks and Electronic Disbursements.

          "DISCLOSING PARTY" shall mean the party that has provided nonpublic personal information from a Client or consumer to the Receiving Party pursuant to the terms and conditions of any of the Program Contracts.

          "DISTRIBUTION AGREEMENTS" shall mean the Retail Distribution Agreement, the Franchisee Distribution Agreements and the Digital Distribution Agreement.

          "ELECTRONIC DISBURSEMENT" shall mean, with respect to any Settlement Product, any disbursement of proceeds of such product made by the Originator, directly or indirectly, to or at the direction of a Settlement Products Client, whether via ACH credit, wire transfer, stored value card, debit card, secured credit card or other electronic means (but excluding Disbursement Checks), excluding ERO charges, Delinquent ERO Charges, ERO Charges, RAL Principal Amounts, First Priority Prior Indebtedness, Second Priority Prior Indebtedness, Other Required Deductions or Authorized Deductions.

          "ELECTRONIC FILING" shall mean the filing of a Return with the IRS, or any applicable state taxing authority, by an ERO via the Block e-file Processing System.

          "ELECTRONIC FILING SPECIFICATIONS" or "EFS" shall mean the specifications established by HSBC TFS and Block Services pursuant to the Retail Distribution Agreement related to the electronic processing of Applications, as amended from time to time.

          "ELIGIBLE RAL" shall mean each HSBC RAL:

          (a) that was created by the Originator and is in compliance in all material respects, with the applicable Distribution Agreement and applicable Laws;

          (b) for which HSBC TFS supplied a disclosure statement satisfying the requirements of the TILA to the applicable Agent for distribution to the Settlement Products Client; and

          (c) as to which, at the time of the sale of the Participation Interest in such HSBC RAL to any of the Block Companies, or any of their respective Affiliates, Originator had good and marketable title thereto free and clear of all Liens arising under or through HSBC TFS or any of its Affiliates.

          "ERAC" shall mean a Disbursement issued by the Originator via the Block Digital Channel and delivered to a Settlement Products Client pursuant to the Refund Anticipation Check Service.

          "ERAL" shall mean a loan to a Settlement Products Client who is a Client of the Block Digital Channel secured by a security interest in the related Deposit Account, including Classic eRALs.

          "ERO" shall mean an electronic tax return originator, transmitter or filer, which, for purposes of the Program Contracts, shall be a Block Company, or any of their respective Affiliates, or a Franchisee.

          "ERO CHARGES" shall mean all current fees payable by a Client to its ERO including, but not limited to (i) Tax Preparation Fees, (ii) Peace of Mind(R) fees, (iii) XIRA(R) fees, and (iv) Other ERO Charges, provided such fees are incurred in connection with a Settlement Product.

          "EXPENSE REIMBURSEMENT" shall mean, for each applicable Tax Period, the following amounts:

     Tax Period                   Amount
     ----------                   ------
        2007                      $[***]
        2008                      $[***]
        2009                      $[***]
        2010                      $[***]
        2011                      $[***]
        2012           $[***], or $0 if the Retail
                      Distribution Agreement is not
                       renewed for such Tax Period
        2013           $[***], or $0 if the Retail
                      Distribution Agreement is not
                       renewed for such Tax Period
2014 and thereafter                 $0

          "FDIC" shall mean the Federal Deposit Insurance Corporation, and its successors and assigns.

          "FEDERALLY CHARTERED FINANCIAL INSTITUTION" shall mean a financial institution chartered by an Applicable Federal Regulator.

          "FILING PARTY" shall have the meaning set forth in Section 15.5(g)(i) of the Retail Distribution Agreement.

          "FINAL CREDIT CRITERIA" shall mean the final credit criteria for the origination of HSBC RALs as established by the Originator pursuant to the terms of the Retail Distribution Agreement.

          "FINAL FEES" shall mean the final fees for Settlement Products established by the Originator pursuant to the terms of the Retail Distribution Agreement including, but not limited to, the Refund Account Fee and the RAL Fee.

          "FIRST PRIORITY PRIOR INDEBTEDNESS" shall mean that Prior Indebtedness in which any Block Company or any Affiliate thereof has acquired a Participation Interest.

          "FORCE MAJEURE EVENT" shall mean an event or events arising from any cause or causes beyond reasonable control of the party that is unable to perform its obligations hereunder because of such event or events including acts of God, fire, floods, lightning, utility failures, earthquakes, war, acts of public enemy, riots, insurrections or acts of terrorism, but excluding a change of Law.

          "FRANCHISE AGREEMENT" shall mean each agreement entered into by a Franchisee and a Franchisor, or by a Franchisee and a sub-franchisee, as modified, supplemented or amended from time to time.

          "FRANCHISEE" shall mean a Person authorized by a Franchisor pursuant to a Franchise Agreement to operate a Block Franchisee Office, or a sub-franchisee of H&R Block of Houston, Ltd., H&R Block, Ltd. and HRBO Limited, in each case that has agreed to be bound by the terms of a Franchisee Distribution Agreement.

          "FRANCHISEE AGENTS" shall mean each Franchisee, and their permitted respective successors and assigns.

          "FRANCHISEE DISTRIBUTION AGREEMENTS" shall mean (i) each HSBC Franchisee Settlement Products Distribution Agreement among HSBC Bank, HSBC TFS, Block Services, the applicable Franchisor and the applicable Franchisee, and all amendments and restatements thereof and supplements thereto, (ii) each HSBC Merriman Franchisee Settlement Products Distribution Agreement among HSBC Bank, HSBC TFS, Royalty and the applicable Franchisee, and all amendments and restatements thereof and supplements thereto, and (iii) each HSBC Sub-Franchisee Settlement Products Distribution Agreement among HSBC Bank, HSBC TFS, Block Services, the applicable Franchisor and the applicable Franchisee, and all amendments and restatements thereof and supplements thereto.

          "FRANCHISEE EVENT OF DEFAULT" shall have the meaning set forth in
Section 11.1 of each Franchisee Distribution Agreement.

          "FRANCHISEE RAC FEE" shall mean the fee designated in writing by the Block Companies, which fee shall not exceed the RAC Fee.

          "FRANCHISOR" shall mean (i) individually Block Tax Services, Block Associates or Royalty, or any of their respective successors and assigns, or
(ii) any Affiliate thereof to whom Block Tax Services or Block Associates may assign a Franchise Agreement or any successor and/or assign, provided that such assignment is a Permitted Block Assignment.

          "GAAP" shall mean generally accepted accounting principles or financial reporting in the United States of America, applied on a consistent basis.

          [***].

          [***].

          [***].

          "GOVERNMENTAL APPROVAL" shall mean an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEED OBLIGATIONS" shall mean as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort for, or otherwise supporting any Obligation of, any other Person.

          "H&R BLOCK", shall mean H&R Block, Inc., a Missouri corporation, and its successors and assigns.

          "HISTORY PROCESSING FILE" shall mean the file generated from the experiences of the HSBC Companies, or any of their applicable Affiliates, consisting of HSBC RAL payment history for the last four (4) years and current bad debt of any Settlement Products Client.

          "HSBC BANK" shall mean (a) HSBC NA or (b) in the event that HSBC NA shall assign its rights and obligations under the Retail Distribution Agreement and the other Program Contracts pursuant to Section 2.7 of the Retail Distribution Agreement, and subject to the satisfaction of the terms and conditions specified in Section 2.7(b) of the Retail Distribution Agreement, the national bank, federal savings association, operating subsidiary or other Affiliate that is the permitted assignee of HSBC NA.

          "HSBC COMPANIES" shall mean, collectively, HSBC Bank, HSBC TFS, HTMAC and Beneficial Franchise.

          "HSBC DATAHOUSE" shall mean the database structure developed, maintained and updated by the HSBC Companies for the purpose of maintaining credit and noncredit information pertaining to customers and prospects of the HSBC Companies.

          "HSBC EVENT OF DEFAULT" shall have the meaning set forth in the
Section 18.1 of the Retail Distribution Agreement.

          "HSBC FINANCE" shall mean HSBC Finance Corporation, a Delaware corporation, and its successors and assigns.

          "HSBC HOLDINGS" shall mean HSBC Holdings plc, a public limited company organized under the laws of England and Wales, and its successors and assigns.

          "HSBC INDEMNIFIED PARTIES" and "HSBC INDEMNIFIED PARTY" shall have the meanings set forth in Section 3.1 of the Indemnification Agreement.

          "HSBC INDEMNIFYING PARTIES" shall mean, collectively, HSBC Bank, HSBC TFS, HTMAC and Beneficial Franchise.

          "HSBC LICENSED MARKS" shall mean, collectively, any and all trade name, trademark, service mark, trade dress, logo type, commercial symbol or other identifier owned or controlled by Beneficial Franchise, that any of the HSBC Companies, or their respective Affiliates, may use from time to time in connection with the Settlement Products Program.

          "HSBC LICENSED PATENTS" shall mean the entire right, title and interest in and to any and all patents that any of the HSBC Companies, or their respective Affiliates, may use from time to time in connection with the Settlement Products Program including United States Patent Nos. 4,890,228; 5,193,057; 5,724,523; and 5,963,921, as applicable.

          "HSBC NA" shall mean HSBC Bank USA, National Association, a national banking association, and its permitted successors and assigns.

          "HSBC PREMIER CUSTOMERS" shall mean:

          (i) those customers of HSBC NA or any of its Affiliates who:

               (A) are designated by HSBC NA or any such Affiliate as a "Private Banking Customer" or a "Premier Customer," and

               (B) have (1) deposits and investments aggregating at least $100,000 with HSBC NA or any such Affiliate, or (2) deposits, investments, loans and lines of credit aggregating at least $500,000 with HSBC NA or any of its Affiliates, which loans and lines of credit include credit cards, mortgages, home equity loans or lines of credit, and personal and business loans and lines of credit, and

          (ii) individuals who are principals, officers, directors or senior management employees of corporations, partnerships or similar entities, which entities are customers of HSBC NA or any of its Affiliates, and such customer and entity have, in the aggregate, (A) deposits and investments aggregating at least $100,000 with HSBC NA or any of its Affiliates, or (B) deposits, investments, loans and lines of credit aggregating at least $500,000 with HSBC NA or any of its Affiliates, which loans and lines of credit include credit cards, mortgages, home equity loans and lines of credit, and personal and business loans and lines of credit.

          "HSBC PROGRAM INFORMATION" shall have the meaning set forth in Section
6.5 of the Retail Distribution Agreement.

          "HSBC RAC" shall mean (a) any RAC issued by the Originator through a Block Office pursuant to or under color of the Retail Distribution Agreement or a Franchisee Distribution Agreement, as applicable, or (b) any eRAC issued by the Originator through the Block Digital Channel pursuant to or under color of the Digital Distribution Agreement.

          "HSBC RAL" shall mean (a) any RAL made by the Originator through a Block Office pursuant to or under color of (i) the Retail Distribution Agreement or a Franchisee

Distribution Agreement, as applicable, or (ii) a referral to the Originator by a Block Company, a Franchisee or either of their Affiliates pursuant to a contractual electronic filing arrangement with any other Person or (b) any eRAL made by the Originator originated through the Block Digital Channel pursuant to or under color of the Digital Distribution Agreement.

          "HSBC TAX CLIENTS" shall mean (i) those customers of Wealth and Tax Advisory Services, Inc., a Delaware corporation ("WTAS"), who are corporations, partnerships, entities similar to a corporation or partnership, and high net worth individuals for whom WTAS prepares federal, state, estate, gift, or other tax returns solely in connection with the provision of wealth management services, (ii) HSBC Premier Customers, and (iii) those customers of HSBC Bank for whom HSBC prepares federal, state, estate, gift, or other tax returns solely in connection with the exercise of HSBC Bank's trust powers.

          "HSBC TEAM" shall mean (i) those employees of each functional area of the HSBC Companies (other than employees of any of the HSBC Companies working in the accounting department, legal department, internal audit, operational/item processing department and internal compliance area who are responsible for ongoing corporate governance and the monitoring and compliance function of the HSBC Companies) with a rank below that of the senior leader of such functional area, and (ii) those employees of the marketing department or the product development department of the HSBC Companies with a rank of senior leader or below, who have access to any data concerning or related to the Settlement Products Program or are otherwise involved with the Settlement Products Program.

          "HSBC TFS" shall mean HSBC Taxpayer Financial Services Inc., a Delaware corporation, and its successors and assigns.

          "HTMAC" shall mean Household Tax Masters Acquisition Corporation, a Delaware corporation, and its successors and assigns.

          [***]

          [***]

          "INDEMNIFICATION AGREEMENT" shall mean the HSBC Settlement Products Indemnification Agreement dated September 23, 2005, among HSBC Bank, HSBC TFS, HTMAC and Beneficial Franchise, Block Services, Block Tax Services, Block Enterprises, Block Eastern Enterprises, Block Digital, Block Associates, Royalty and BFC, and all amendments and restatements thereof and supplements thereto.

          "INDEMNIFICATION CLAIM" shall have the meaning set forth in Article VI of the Indemnification Agreement.

          "INDEMNIFIED PARTY" shall mean any HSBC Indemnified Party or any Block Indemnified Party, as applicable. For the avoidance of doubt, the terms "Block Indemnified Party", "HSBC Indemnified Party" and "Indemnified Party" does not include any Franchisee, or any Affiliate or Representative thereof.

          "INDEMNIFYING PARTY" shall mean any HSBC Indemnifying Party or any Block Indemnifying Party, as applicable.

          "INFORMATION SCREEN" shall mean the system of blind controls in a company that ensures information used or accessible by one group within such company is segregated and shielded from specified other groups within such company.

          "INITIAL CREDIT CRITERIA" shall mean the initial credit criteria for the origination of HSBC RALs as established by the Originator pursuant to the terms of the Retail Distribution Agreement.

          "INITIAL FEES" shall mean the initial fees for Settlement Products established by the Originator pursuant to the terms of the Retail Distribution Agreement including, but not limited to, the Refund Account Fee and the RAL Fee.

          "INITIAL TERM" shall have, with respect to each Program Contract listed in the table below, the meaning set forth in the following section of such Program Contract:

         PROGRAM CONTRACT            SECTION
         ----------------            -------
Retail Distribution Agreement          17.1
Digital Distribution Agreement         10.1
Franchisee Distribution Agreements      9.1
Participation Agreement                 7.1

          "INSTRUCTIONS" shall mean (A) the Originator's commercially reasonable policies and procedures issued from time to time by HSBC Bank to each Agent relating to the operation of the Settlement Products Program, including the policies and procedures relating to advertising and marketing, disclosure requirements, the gathering of information for purposes of determining the eligibility and credit worthiness of, and extension of credit to, Clients, and
(B) any directive of HSBC Bank to any Agent and its Representatives that HSBC Bank reasonably determines is necessary or appropriate to (i) reasonably assure HSBC Bank that such Agent is undertaking all duties required by such Agent in accordance with all applicable Laws and safe and sound banking practices, or
(ii) ensure consistency with HSBC Bank's internal policies of general applicability that are applicable to the Settlement Products Program.

          "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks, all of which relate to the Settlement Products Program.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations promulgated thereunder.

          [***]

          "IRAL" or "INSTANT MONEY" shall mean either (a) a RAL for which a credit decision is made prior to Block Services receiving both (i) the IRS Return Notification and

(ii) the Debt Indicator, or (b) a RAL designated as such by mutual written agreement of the HSBC Companies and the Block Companies.

          "IRAL ORIGINATION SYSTEM" shall have the meaning set forth in Section 13.4(a) of the Retail Distribution Agreement.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "IRS RETURN NOTIFICATION" shall mean the positive or negative acknowledgment of a Return's acceptance from the IRS for Electronic Filing, which acknowledgment shall also include, if available, the IRS explanation of the reason the Return was rejected as described in Chapter 3 of the IRS e-file Handbook for Authorized IRS e-file Providers of Individual Income Tax Returns (Publication 1345), as the same may be amended, supplemented or replaced from time to time.

          [***]

          "LATE FEE" shall mean, with respect to a Delinquent RAL, the late fees that may be charged on such Delinquent RAL as disclosed to the Settlement Products Client in the Application and/or the TILA disclosure for such RAL.

          "LAW" shall mean any federal, state or local statute, regulation, rule, ordinance, policy, guideline, common law, equitable theory or other law.

          "LIABILITIES" shall mean all direct or indirect liabilities (including joint and several liabilities), equitable or injunctive remedies or relief, guaranties, endorsements, obligations and responsibilities, either accrued, absolute, contingent, matured or unmatured and whether known or unknown, fixed or unfixed, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured and whether or not of a kind required by GAAP to be set forth on a financial statement.

          [***]

          "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter relating to the Settlement Products Program.

          "LIEN" shall mean any pledge, hypothecation, assignment, encumbrance, security interest, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

          "LITIGATION" shall mean any action, lawsuit, investigation or proceeding.

          "LOAN FILE" shall mean Settlement Products Client Applications, agreements, disclosures, correspondence, billing statements, notices and other related information.

          "LONDON BANKING DAY" shall mean a day on which banks in London are open for business and dealing in offshore dollars.

          "LONDON INTER-BANK OFFERED RATE" or "LIBOR" shall mean, for any applicable interest period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by HSBC Bank from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a term equivalent to such interest period. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by HSBC Bank.

          "LOSSES" means any and all Damages, reasonable attorneys' fees and expenses relating to any Damages or to any investigations, proceedings, counterclaims, defenses or appeals that could reasonably result in incurring or avoiding any Damages; provided that Losses shall not include expenses (or any specified portion thereof) incurred by a party in an alternative dispute proceeding under the Program Contracts where it is explicitly stated that a party shall bear its own expenses or any specified portion of such expenses.

          "MARKETING GUIDELINES" shall mean those marketing guidelines established by HSBC Bank on an annual basis, which guidelines shall reflect and be consistent with the consumer lending Laws that HSBC Bank determines are applicable to the Settlement Products Program.

          "MATERIAL ADVERSE EFFECT" shall mean, any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, which results in a material adverse change in, or has a material adverse effect upon, any of
(a) the material rights and remedies of a party hereto under the Program Contracts, or (b) the ability of any party hereto to perform its material obligations under the Program Contracts to which it is a party, as applicable, or (c) the legality, validity or enforceability of any of the Program Contracts in any material respect, or (d) the financial benefits that the party reasonably expected to obtain under the Settlement Products Program.

          "NATIONALLY RECOGNIZED TAX PREPARER" shall mean [***].

          [***]

          "NON-DEFENDING PARTY" shall have the meaning set forth in Section 6.3(e) of the Indemnification Agreement.

          "NON-FILING PARTY" shall have the meaning set forth in Section 15.5(g)(i) of the Retail Distribution Agreement.

          "NOTE" shall mean with respect to any Participated HSBC RAL, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Participated HSBC RAL.

          "OBLIGATIONS" shall mean all obligations, fees, covenants and duties of any Person of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under any of the Program Contracts, by operation of law or otherwise in connection with the transactions contemplated hereby or thereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act.

          "OBLIGOR" shall mean the Settlement Products Client obligated to make payments to the Originator with respect to any HSBC RAL.

          "OCC" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

          "OFFER" shall mean a mail piece specifically targeted to an individual in a specific Segment pursuant to a Targeted Campaign.

          "ORIGINATOR" shall mean the originator of HSBC RALs and the issuer of HSBC RACs pursuant to the applicable Distribution Agreement.

          "ORIGINATOR TRAINING MATERIALS" shall mean the training materials and Settlement Products Program policies and procedures, prepared by the Originator for use in the Settlement Products training program.

          "OTHER ERO CHARGES" shall mean any other fees, expenses and amounts charged by the ERO in connection with the electronic filing of a Return or the sale of any service provided by the ERO to the Client at the time of the preparation of the Client's Return, with respect to a Settlement Product for which a Client has submitted an Application.

          "OTHER REQUIRED DEDUCTIONS" shall mean any amounts required by applicable Law to be deducted or withheld from any Settlement Product.

          "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

          "OWNER" shall mean any shareholder, general partner, limited partner, member or any other owner of an interest in any corporation, partnership, limited partnership, limited liability company, association or any other legal entity organized under the Laws of the United States, any sovereign foreign nation state or any subjurisdiction thereof.

          "PARTICIPANT" shall mean any Person who has purchased or otherwise owns a Participation Interest in an HSBC RAL.

          "PARTICIPATED HSBC RAL" shall mean any HSBC RAL in which a Participation Interest has been sold pursuant to a Participation Agreement and has not been reassigned to HSBC TFS or repurchased by HSBC TFS pursuant to such Participation Agreement.

          "PARTICIPATED HSBC RAL SCHEDULE" shall mean a schedule of certain refund anticipation loans owned and held by the Originator and the Participants which sets forth information with respect to such refund anticipation loans, as amended from time to time by the parties.

          "PARTICIPATION AGREEMENT" shall mean the HSBC Refund Anticipation Loan Participation Agreement dated September 23, 2005, between HSBC Bank, HSBC TFS, HTMAC and BFC, and all amendments and restatements thereof and supplements thereto.

          "PARTICIPATION INTEREST" shall mean an undivided ownership interest in, and in an amount equal to the Applicable Percentage of, all of the Originator's right, title and interest in and to each HSBC RAL created on and after the effective date of the Participation Agreement, including all monies due or to become due with respect thereto and all Collections pertaining thereto and other proceeds (as defined in the UCC as in effect in the State of Delaware), which interest is created pursuant to, or contemplated by, the Participation Agreement.

          "PATENTS" shall mean all of the following in which a party hereto now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof, all of which relate to the Settlement Products Program.

          "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter granting any right with respect to any invention on which a Patent is in existence with respect to the Settlement Product Program.

          "PERMITTED BLOCK ASSIGNMENT" shall have, with respect to each Program Contract listed in the table below, the meaning set forth in the following section of such Program Contract:

         PROGRAM CONTRACT            SECTION
         ----------------            -------
Retail Distribution Agreement         2.6(a)
Digital Distribution Agreement        2.5(a)
Franchisee Distribution Agreements    2.5(a)
Participation Agreement               1.3(a)
Servicing Agreement                   1.3(a)

          "PERMITTED HSBC ASSIGNMENT" shall have, with respect to each Program Contract listed in the table below, the meaning set forth in the following section of such Program Contract:

         PROGRAM CONTRACT            SECTION
         ----------------            -------
Retail Distribution Agreement         2.6(b)
Digital Distribution Agreement        2.5(b)
Franchisee Distribution Agreements    2.5(b)

Participation Agreement               1.3(b)
Servicing Agreement                   1.3(b)

          "PERSON" shall mean any legal person, including any individual, corporation, general or limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity of similar nature, or Governmental Authority.

          "PRESEASON LOAN" shall mean any HSBC Bank loan product issued to any individual before the beginning of a Tax Period for which part of the credit criteria in determining such individual's eligibility is based on such individual's anticipated tax refund for such Tax Period.

          "PRINCIPAL AMOUNT" of an HSBC RAL shall mean the dollar amount, if any, that the Originator lends to a Settlement Products Client based upon such Client's Application and the Originator's credit criteria (which principal amount shall include all payments of such Client's ERO Charges made by the Originator to such Client's ERO, RAL Fees and Refund Account Fees (unless such charges were paid by the Client at the time of preparation of such Client's Return(s)) and all Disbursements made by the Originator directly to such Client).

          "PRIOR INDEBTEDNESS" shall mean any outstanding obligations of a Settlement Products Client for refund anticipation loans or any other loan product secured by a security interest in a deposit account into which the borrower's tax refund is deposited, loaned to such Settlement Products Client by any originator in a prior year.

          "PRIOR DEBT INDICATOR FILE" shall mean a file provided from time to time upon the request of any Block Company by the HSBC Companies containing a listing of Persons and their respective social security numbers who owe any Defaulted HSBC RALs, Prior Indebtedness, Delinquent ERO Charges, or other fees, charges or indebtedness that the HSBC Companies may seek to collect from such Person whether from the proceeds of any Settlement Product or otherwise.

          "PRIOR PROGRAM AGREEMENTS" shall mean only the final written and executed version of each of the following:

          -    Agreement dated December 5, 1986;

          -    Refund Anticipation Loan Agreement dated August 1, 1988;

          -    Amendment Agreement dated August 1, 1989;

          -    Refund Anticipation Loan Agreement, dated August 22, 1991;

          - Letter Amendment to August 1991 Agreement with Block, dated December 6, 1994;

          - Letter Amendment of December 6, 1994 Agreement; Amendment of December 6, 1994 Letter Amendment to August 1991 Agreement with Block, dated January 12, 1996;

          -    Refund Anticipation Loan Operations Agreement, dated July 19,
               1996;

          -    Refund Anticipation Loan Participation Agreement, dated July 19,
               1996;

          - Amendment to Refund Anticipation Loan Participation Agreement, dated January 1998;

          - First Amendment to the Refund Anticipation Loan Operations Agreement, dated January 1, 2000;

          - First Amendment to the Refund Anticipation Loan Participation Agreement, dated January 1, 2000;

          - Second Amendment to the Refund Anticipation Loan Operations Agreement, dated January 2, 2001;

          - Third Amendment to the Refund Anticipation Loan Operations Agreement, dated November 1, 2001;

          - Second Amendment to the Refund Anticipation Loan Participation Agreement, dated January 1, 2002;

          - Reimbursement of Expenses Letter, dated November 5, 2002; Consent Letter, dated November 11, 2002;

          - Amended and Restated Refund Anticipation Loan Operations Agreement, dated January 6, 2003;

          - Amended and Restated Refund Anticipation Loan Participation Agreement, dated January 6, 2003;

          - Waiver of Rights under Amended and Restated Refund Anticipation Loan Participation Agreement, dated January 6, 2003;

          -    Second ICB Consent Letter, dated June 9, 2003;

          - Second Amended and Restated Refund Anticipation Loan Operations Agreement, dated June 9, 2003;

          - Second Amended and Restated Refund Anticipation Loan Participation Agreement, dated June 9, 2003;

          - Third Amended and Restated Refund Anticipation Loan Participation Agreement, dated January 1, 2004;

          - First 2004 Supplement to Second ICB Consent Letter, dated June 9, 2004;

          - 2004 Amendment to Second Amended and Restated Refund Anticipation Loan Operations Agreement, dated August 20, 2004;

          - Fourth Amended and Restated Refund Anticipation Loan Participation Agreement; dated December 31, 2004; and

          - Second Amendment to Second Amended and Restated Refund Anticipation Loan Operations Agreement, dated September 23, 2005.

          "PROCESSING FILES" shall mean, collectively, the [***], the [***] and the History Processing File.

          "PROGRAM CONTRACTS" shall mean collectively the Distribution Agreements, the Participation Agreement, the Indemnification Agreement and the Servicing Agreement and any other written agreement related to the Settlement Products Program that may be entered into from time to time between any Block Company and any HSBC Company or any of their respective Affiliates.

          "PROPRIETARY RIGHTS" shall mean all patent, copyright, trade secret and other proprietary rights.

          "PURCHASE PRICE" shall mean the purchase price for a Participation Interest to be paid by BFC to HSBC TFS, as calculated pursuant to Section 4.2 of the Participation Agreement.

          "QUALIFYING PROCEDURES" shall mean the qualifying procedures established by the Originator for a Settlement Product as set forth in Schedule
9.5 to the Retail Distribution Agreement.

          "RAC" shall mean a Disbursement issued by the Originator and delivered pursuant to the Refund Anticipation Check Service.

          "RAC FEE" shall mean the fee as set forth in Schedule 14.6(a) and
Schedule 14.6(b) to the Retail Distribution Agreement, or Schedule 7.8 to the Digital Distribution Agreement, as applicable, paid by the Originator to the Block Company specified to the Originator by the Block Companies, or any of their respective Affiliates, or to the applicable Franchisee, for each Disbursement pursuant to the Refund Anticipation Check Service.

          "RAL" or "REFUND ANTICIPATION LOAN" shall mean a loan to a Settlement Products Client who is a Client of a Block Office secured by a security interest in the related Deposit Account, including Classic RALs and IRALs.

          "RAL DOCUMENTS" shall mean, with respect to each Participated HSBC RAL, the related Note, the related Security Agreement and any and all other documents executed and delivered in connection with the origination or subsequent modification of such Participated HSBC RAL.

          "RAL FEE" shall mean the aggregate amount payable to the Originator by the Settlement Products Client for the privilege of obtaining an HSBC RAL, the calculation of which is set forth on Schedule 9.3 to the Retail Distribution Agreement, which amount will include the Finance Charge, but will exclude the Refund Account Fee.

          "RAL GUIDELINES" shall mean the Originator's policies and procedures from time to time relating to the operation of its refund anticipation loan business, including the policies and procedures for determining the credit worthiness of RAL clients, the extensions of credit to RAL clients and relating to the collection and charge off of RALs.

          "RAL ORIGINATION SYSTEM" shall have the meaning set forth in Section 13.4(c) of the Retail Distribution Agreement.

          "RAL OWNERSHIP INTEREST" shall mean Originator's right, title and interest in and to each HSBC RAL, including all monies due or to become due with respect thereto and all collections pertaining thereto and other proceeds thereof (as defined in the UCC as in effect in the State of Delaware), less any Participation Interest.

          "RAL PRICE REDUCTION" shall mean a reduction in pricing for Settlement Products made pursuant to Section 9.6(c) of the Retail Distribution Agreement.

          "RAL PRICE REDUCTION AMOUNTS" shall mean, for a specific Tax Period, the sum of the RAL Fees and Refund Account Fees that would have been charged if HSBC Bank had not made a RAL Price Reduction minus the RAL Fees and Refund Account Fees actually charged to each Settlement Products Client who received an HSBC RAL during such Tax Period.

          "RECEIVING PARTY" shall mean the party receiving nonpublic personal information of a client or consumer from the Disclosing Party pursuant to the terms and conditions of any of the Program Contracts.

          "REFUND ACCOUNT FEE" shall mean the amount payable to the Originator by a Settlement Products Client for setting up and administering the Deposit Account for any Settlement Products.

          "REFUND ANTICIPATION CHECK SERVICE" shall mean a service pursuant to which a RAC or eRAC in the amount of a Client's related Refund Paid, less the sum of (a) fees charged for the making of the check, (b) Tax Preparation Fees and (c) other properly withheld amounts, is delivered to or for the benefit of a Settlement Products Client on account of a direct deposit tax refund (other than in connection with a RAL made in advance of receipt of the related tax refund).

          "REFUND DUE" shall mean the amount of the tax refund claimed by a Settlement Products Client in any particular Tax Period on its Return as prepared.

          "REFUND PAID" shall mean the amount of the tax refund paid to a Settlement Products Client in any particular Tax Period by a Governmental Authority.

          "RENEWAL TERM" shall have, with respect to each Program Contract listed in the table below, the meaning set forth in the following section of such Program Contract:

         PROGRAM CONTRACT            SECTION
         ----------------            -------
Retail Distribution Agreement          17.1
Digital Distribution Agreement         10.1
Franchisee Distribution Agreements      9.1
Participation Agreement                 7.1

          "REPRESENTATIVE" shall mean, with respect to a particular Person, any director, officer, employee, agent or consultant; provided, however, that with respect to any HSBC Company, the term "Representative" shall not include any Block Company, or any Affiliate or Representative thereof, and with respect to any Block Company, the term "Representative" shall not include any HSBC Company, or any Affiliate or Representative thereof.

          "REPURCHASE VALUE" of a Participation Interest in an HSBC RAL shall equal the remainder of (i) the product of (A) the Applicable Percentage multiplied by (B) the sum of (I) the Principal Amount plus (II) the Late Fees, minus (ii) any amount remitted to BFC (or its permitted assignees, successors and assigns pursuant to the Participation Agreement) pursuant to clauses (ii),
(iii) and (iv) of Section 3.4(b) of the Servicing Agreement, with respect to such Participation Interest.

          "RETAIL DISTRIBUTION AGREEMENT" shall mean the HSBC Retail Settlement Products Distribution Agreement dated September 23, 2005, among HSBC Bank, HSBC TFS, Beneficial Franchise and HTMAC, and Block Services, Block Tax Services, Block Enterprises, Block Eastern Enterprise, Block Digital, Block Associates and Royalty, and all amendments and restatements thereof and supplements thereto.

          "RETAIL SETTLEMENT PRODUCTS" shall mean, collectively, RALs, RACs and any similar financial product or service of the Originator offered to Clients at Block Offices under the Program Contracts.

          "RETAIL SETTLEMENT PRODUCTS PROCEDURES" shall mean the policies and procedures for Retail Settlement Products set forth in the Retail Settlement Products Procedures Schedules, as in effect from time to time.

          "RETAIL SETTLEMENT PRODUCTS PROCEDURES SCHEDULES" shall mean each of the Retail Settlement Products procedures schedules identified in Section 2.4 of the Retail Distribution Agreement, as amended from time to time.

          [***]

          [***]

          "RETURNS" shall mean the federal, state and local tax returns prepared by any of the Block Companies or any of the Franchisees.

          "ROYALTY" shall mean HRB Royalty, Inc., a Delaware corporation, and its successors and assigns.

          "SAS 70" shall have the meaning set forth in Section 6.10(b) of the Retail Distribution Agreement.

          "SAVINGS VEHICLE FEE" shall mean the fee payable by a Block Company to an HSBC Company pursuant to Section 8.12 of the Retail Distribution Agreement.

          "SECOND PRIORITY PRIOR INDEBTEDNESS" shall mean that Prior Indebtedness in which no Affiliate of any Block Company has purchased a participation interest.

          "SECURITY AGREEMENT" shall mean, with respect to any Participated HSBC RAL, the security agreement or other instrument pursuant to which the related Obligor granted to the Originator a security interest in collateral to secure such Obligor's obligations pursuant to the related Note.

          "SEGMENT" shall mean any subset of a Targeted Campaign that is evaluated separately to determine the number of Incremental Clients obtained pursuant to such Targeted Campaign, provided that no such subset may be included in more than one Targeted Campaign.

          "SERVICE LEVEL THRESHOLDS" shall have the meaning set forth in Section
13.4 of the Retail Distribution Agreement.

          "SERVICER" shall mean HSBC TFS or such other Person, excluding sub-servicers, who service the Settlement Products pursuant to the Servicing Agreement.

          "SERVICER EVENT OF DEFAULT" shall have the meaning set forth in
Section 11.1 of the Servicing Agreement.

          "SERVICING AGREEMENT" shall mean the HSBC Settlement Products Servicing Agreement, dated as of September 23, 2005, among HSBC Bank, HSBC TFS, HTMAC and BFC, and all amendments and restatements thereof and supplements thereto.

          "SETTLEMENT PRODUCTS" shall mean, collectively, Retail Settlement Products and Digital Settlement Products.

          "SETTLEMENT PRODUCTS CLIENT" shall mean a Client who has applied to receive a Settlement Product.

          "SETTLEMENT PRODUCTS PROGRAM" shall mean the implementation and operation of the program for offering Settlement Products to Clients pursuant to the Program Contracts.

          "SETTLEMENT PRODUCT RELATED ACTIVITY" shall mean any and all acts, actions or omissions regarding or relating to the Settlement Products offered or sold to Clients, including all activities regarding processes, procedures, origination, documentation, advertising, marketing, and servicing and the charging of fees and levying of charges and interest in connection with the provision of such Settlement Products, and any products and services related to the Settlement Products, regardless of whether the act, action or omission is taken by any HSBC Company, any Block Company, any Franchisee, or any of their respective Affiliates, or Representatives.

          "SETTLEMENT PRODUCT RELATED ACTIVITY CLAIM" shall mean any and all claims, causes of action, lawsuits, disputes, controversies, administrative proceedings, investigations, inquiries, audits, enforcement actions, demands, assessments, deficiencies, adjustments, judgments, settlements, dispositions, payments, penalties, fines, interest, and costs and expenses (including reasonable attorneys' and accountants' fees and disbursements) made, sought, initiated, filed or levied by or on behalf of any third party, including any Person or Governmental Authority, under or pursuant to any Law, whether related to banking, lending, truth in lending, usury, consumer finance, consumer protection, fiduciary duties, loan brokers, credit service organizations, debt collection, cross-collection, financial privacy, unfair lending, discrimination, payday loans, check cashing, money laundering, money transmitters, truth in advertising, unfair trade practices, fraud, wire fraud, mail fraud, RICO or otherwise, if made, sought, initiated, filed or levied regarding or with respect to any Settlement Product Related Activity.

          "SIGNING BONUS" shall have the meaning set forth in Section 6.11 of the Retail Distribution Agreement.

          "SUBSIDIARY" shall mean, with respect to any Person at any date, any corporation or other Person, of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by such Person or one or more of its Subsidiaries.

          "SUCCESSOR ORIGINATOR" shall have the meaning set forth in Section 2.7(a) of the Retail Distribution Agreement.

          [***]

          "TAX ADVISOR FIDUCIARY DUTY CLAIM" means any Settlement Product Related Activity Claim involving facts or circumstances arising after July 1, 2006 based upon an alleged breach of fiduciary duties owed by any Block Company arising from its role as a tax advisor to its Clients.

          "TAX PERIOD" for any year shall mean the period from and including January 1 of such year to and including such date that is prescribed by the IRS as the last legal date on which an individual taxpayer may file an extended federal income tax return, which as of the date of the Program Contracts is October 15.

          "TAX PREPARATION FEE" shall mean the amount payable to a Block Company, or any of their respective Affiliates, or a Franchisee, by a Client for the preparation of the Client's Returns.

          "TAX PREPARATION RELATED ACTIVITIES" means activities and services relating to the preparation and filing of, and advising with respect to, Returns and claims for refunds by any Block Company or its respective Affiliates or Representatives.

          "TAX YEAR" shall mean the period beginning on January 1 of the year immediately prior to a Tax Period and ending on December 31 of the year immediately prior to such Tax Period.

          "TERM" shall have, with respect to each Program Contract listed in the table below, the meaning set forth in the following section of such Program
Contract:

         PROGRAM CONTRACT            SECTION
         ----------------            -------
Retail Distribution Agreement          17.1
Digital Distribution Agreement         10.1
Franchisee Distribution Agreements      9.1
Participation Agreement                 7.1

          "TERMINATION DATE" shall mean the date on which the Program Contracts terminate or otherwise expire in accordance with the terms thereof.

          [***]

          [***]

          "TILA" shall mean the federal Truth-in-Lending Act, 15 U.S.C. Sections 1601 et. seq.

          "TPS SOFTWARE" shall mean any tax preparation software owned or licensed by any Block Company, or any of their respective Affiliates, that is used in Block Offices to prepare Returns.

          "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired with respect to the Settlement Products Program granting any right to use any Trademark with respect to the Settlement Products Program.

          "TRADEMARKS" shall mean all of the following now owned or hereafter existing or adopted or acquired: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing, all of which relate to the Settlement Products Program.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          "UNPARTICIPATED HSBC RAL" shall mean any HSBC RAL for which no Participation Interests have been sold.

          [***]

[***]

                                   ARTICLE II
                              RULES OF CONSTRUCTION

     Section 2.1. Rules of Construction. Each Program Contract shall be interpreted in accordance with following Rules of Construction unless the context of such Program Contract otherwise requires:

          (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation;

          (d) the word "will" shall be construed to have the same meaning and effect as the word "shall" and vice versa;

          (e) words in the singular include the plural and words in the plural include the singular;

          (f) the words "hereof," "herein," and "hereunder" and words of similar import when used in any Program Contract shall refer to such Program Contract as a whole and not to any particular provision of such Program Contract;

          (g) Section and Subsection references contained in any Program Contract are references to Sections and Subsections of such Program Contract unless otherwise specified;

          (h) any agreement, instrument or Law defined or referred to any Program Contract or in any writing delivered in connection therewith means such agreement, instrument or Law as from time to time amended, restated, modified or supplemented, and includes (in the case of agreements or instruments) references to all attachments thereto and writings incorporated therein; and

          (i) references to a Person are also to its permitted successors and assigns.


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